EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2008 Second Quarter Financial Results

ELGIN, Ill., July 23, 2008 (PRIME NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the second quarter of fiscal year 2008.

Second quarter highlights include:

 * Sales increased 22%, to $24.8 million, compared to $20.4 million in the second quarter of fiscal 2007. For the first half of fiscal 2008, sales increased 21%, to $47.8 million, compared to
   $39.6 million in the first half of fiscal 2007.

 * Same-branch sales growth was 19%, measured for the 47 branches which were in operation at the start of the year-ago quarter.

 * Average sales per working day increased to approximately
   $420,000, compared to $345,000 in the second quarter of
   fiscal 2007.

 * Pro forma EPS (diluted) increased by 44%, to $0.13, compared to
   $0.09(1) in the second quarter of fiscal 2007.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc. commented, "We are pleased with the continuing strong sales growth we achieved during the quarter. We are also happy with our improved income before taxes, which reached $2.5 million, an increase of 36% compared to $1.8 million in the second quarter of 2007."

Mr. Greg Ray, CFO and VP of Business Management, added, "Our improved income was a particularly good result considering that we incurred costs related to being a public company of approximately $300,000 in the most recent quarter, compared to none in the prior year. During the most recent quarter, we experienced higher costs for energy-related materials such as solvent and vehicle fuel, but this was partially mitigated by improved margins on our reuse solvent, as we sold solvent that had been carried in inventory at historically lower values."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs; the control of The Heritage Group over our Company; and the risks identified in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 and our other SEC filings. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through more than 50 branches serving over 36,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The company will host a conference call on Thursday, July 24, 2008 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the company's operations and financial results.

Interested parties can listen to the audio webcast available through our company website, www.crystal-clean.com/investor/, and can participate in the call by dialing (719-325-4920).

(1) Pro forma EPS is calculated as if we had been a 'C' corporation and reflects a retroactive adjustment as of the beginning of 2007 of weighted average shares outstanding to reflect the reorganization of the company that occurred in connection with our initial public offering.

 Financial Statements

                         Heritage-Crystal Clean, Inc.
                         Consolidated Balance Sheets
                                (Unaudited)

                                          June 14, 2008  Dec. 29, 2007
                                           ------------   ------------
 ASSETS

 Current Assets:
  Cash and cash equivalents                $    434,391   $    479,364
  Accounts receivable, net of allowance for
   doubtful accounts of $661,617 and
   $1,129,657 at June 14, 2008 and
   December 29, 2007, respectively           14,812,231     13,446,073
  Inventory                                  13,426,349     10,447,373
  Deferred income taxes                       1,078,633             --
  Prepaid and other current assets            1,349,639      1,207,426
                                           ------------   ------------
 Total Current Assets                        31,101,243     25,580,236
  Fixed assets, net of accumulated
   depreciation                              20,238,045     19,420,294
  Deferred offering costs                            --      1,275,694
  Deferred income taxes                         380,084             --
  Software and intangible assets, net of
   accumulated amortization                   1,849,709      1,707,395
                                           ------------   ------------
 Total Assets                              $ 53,569,081   $ 47,983,619
                                           ============   ============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
  Accounts payable                         $  6,354,266   $  7,257,643
  Accrued salaries, wages, and benefits       1,579,422      1,559,941
  Taxes payable                               2,067,583        983,128
  Other accrued expenses                      1,079,128      1,169,260
                                           ------------   ------------
 Total Current Liabilities                   11,080,399     10,969,972
  Note payable - bank                         1,705,000     22,045,000
                                           ------------   ------------
 Total Liabilities                           12,785,399     33,014,972

 Redeemable Capital Units                            --      2,261,391

 STOCKHOLDERS' EQUITY:

 Preferred members' capital                          --     14,703,813
 Common members' capital                             --        367,932
 Common stock - 15,000,000 Shares
  authorized at $0.01 par value, 10,675,390
  shares issued and outstanding at
  June 14, 2008                                 106,754             --
 Additional paid-in capital                  42,422,298             --
 Accumulated deficit                         (1,745,370)    (2,364,489)
                                           ------------   ------------
 Total Stockholders' Equity                $ 40,783,682   $ 12,707,256
                                           ------------   ------------

 Total Liabilities and
  Stockholders' Equity                     $ 53,569,081   $ 47,983,619
                                           ============   ============

                        Heritage-Crystal Clean, Inc.
                  Consolidated Statements of Operations
                               (Unaudited)

                       Second Quarter Ended       First Half Ended
                      June 14,     June 16,     June 14,     June 16,
                        2008         2007         2008         2007
                    -----------  -----------  -----------  -----------

 Sales              $24,837,826  $20,386,092  $47,835,269  $39,574,192
 Cost of sales        5,630,289    4,876,978   11,915,980    9,881,173
 Cost of sales -
  inventory
  impairment                 --           --           --    2,182,330
                    -----------  -----------  -----------  -----------
 Gross profit        19,207,537   15,509,114   35,919,289   27,510,689
                    -----------  -----------  -----------  -----------
 Operating costs     12,601,403    9,888,264   24,117,458   19,169,347
 Selling, general,
  and administrative
  expenses            4,131,455    3,518,237   10,762,565    6,618,829
 Proceeds from
  contract
  termination                --           --           --   (3,000,000)
                    -----------  -----------  -----------  -----------
  Operating income    2,474,679    2,102,613    1,039,266    4,722,513
 Interest expense -
  net                    18,647      302,329      371,338      642,356
                    -----------  -----------  -----------  -----------
 Income before
  income taxes        2,456,032    1,800,284      667,928    4,080,157
 Provision for
  income taxes        1,046,644           --    2,026,814           --
                    -----------  -----------  -----------  -----------
 Net income (loss)    1,409,388    1,800,284   (1,358,886)   4,080,157
 Preferred return            --      390,299      339,188      780,598
                    -----------  -----------  -----------  -----------
 Net income (loss)
  available to
  common
  shareholders      $ 1,409,388  $ 1,409,985  $(1,698,074) $ 3,299,559
                    ===========  ===========  ===========  ===========

 Net income (loss)
  per share
  available to
  common
  shareholders:
  basic             $      0.13  $      0.20  $     (0.19) $      0.46
 Net income (loss)
  per share
  available to
  common
  shareholders:
  diluted           $      0.13  $      0.19  $     (0.19) $      0.46
                    ===========  ===========  ===========  ===========

 Pro forma data:
 Net income (loss)  $ 1,409,388  $ 1,800,284  $(1,358,886) $ 4,080,157
 Pro forma provision
  for income taxes           --      738,116      497,246    1,672,864
 Return on preferred
  and mandatorily
  redeemable capital
  units                      --      400,488      372,474      805,720
                    -----------  -----------  -----------  -----------
 Pro forma net
  income (loss)
  available to
  common members    $ 1,409,388  $   661,680  $(2,228,606) $ 1,601,573
                    ===========  ===========  ===========  ===========

 Pro forma net
  income (loss) per
  share: basic      $      0.13  $      0.09  $     (0.24) $      0.22
 Pro forma net
  income (loss) per
  share: diluted    $      0.13  $      0.09  $     (0.24) $      0.22
                    ===========  ===========  ===========  ===========

 Number of weighted
  average common
  shares
  outstanding:
  basic              10,675,390    7,181,790    9,147,554    7,172,830
 Number of weighted
  average common
  shares
  outstanding:
  diluted            10,927,360    7,241,790    9,147,554    7,213,630
                    -----------  -----------  -----------  -----------

                     Heritage-Crystal Clean, Inc.
   Reconciliation of our Net Income Determined in Accordance to GAAP
   to Earnings Before Interest, Taxes, Depreciation & Amortization
                               (EBITDA)

                                            Second Quarter Ended

                                            June 14,     June 16,
                                              2008         2007
                                           ----------   ----------

 Net income                                $1,409,388   $1,800,284 (a)

  Interest expense                             18,647      302,329

  Provision for income taxes                1,046,644           --

  Depreciation and amortization               821,083      638,387
                                           ----------   ----------
 EBITDA(b)                                 $3,295,762   $2,741,000
                                           ==========   ==========

 (a) For the second quarter ended June 16, 2007, as a limited liability company, we were not subject to Federal or state corporate income taxes. Therefore, net income has not given effect to taxes.

 (b) EBITDA represents net income before income tax expense, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses
     EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do.
     EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income prepared in
     accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a
     substitute for analysis of our results as reported under GAAP.
     Some of these limitations are:

     * EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual
       commitments;

     * EBITDA does not reflect interest expense or the cash
       requirements necessary to service interest or principal payments on our debt;

     * EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

     * Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

     * We compensate for these limitations by relying primarily on our
       GAAP results and using EBITDA only as a supplement.

CONTACT: Heritage-Crystal Clean, Inc.
         Greg Ray, Chief Financial Officer and
          VP Business Management,
         (847) 836-5670